                                                                    Exhibit 4(e)

[LOGO OF
JOHN HANCOCK  Variable Life Insurance Company
APPEARS HERE]



                                     RIDER
                       ONE YEAR STEPPED-UP DEATH BENEFIT

The Death Benefit provision of your certificate, Section 9, is replaced by the following:

If the Annuitant dies before the Date of Maturity, we will pay the Death Benefit to the Beneficiary. The Death Benefit will equal the greatest of : (i) the Accumulated Value adjusted by any Market Value Adjustment, as of the date of receipt of due proof of the Annuitant's death; (ii) the amount of the premiums paid less the amount of all partial withdrawals made, if any; and (iii) the Accumulated Value as of any Certificate anniversary preceding the date of receipt of due proof of the Annuitant's death and preceding the Certificate anniversary nearest the Annuitant's 81st birthday plus any premiums paid less any partial withdrawals made since such Certificate anniversary.

Notwithstanding any of the above, the following will apply upon the death of the Participant, if the Accumulated Value has not already been converted into Annuity Units:

(i) If the Beneficiary is the spouse of the Participant, the Beneficiary may continue the certificate in force as Participant.

(ii) If the Beneficiary is not the spouse of the Participant, or if the Beneficiary is the spouse of the Participant but does not choose to continue the certificate, we must pay, in accordance with the Internal Revenue Code, the Death Benefit (or the Surrender Value if the Participant is not the Annuitant) in full to the Beneficiary within five years of the Participant's death or apply the Accumulated Value in full towards the purchase of a life annuity for the Beneficiary with payments beginning within one year of the Participant's death.

This Rider is made a part of the certificate to which it is attached and is effective on the Date of Issue of the certificate. Consideration for this Rider is the application, a copy of which is attached to the certificate, and (b) payment of the applicable rider charge as shown on page 3 of the certificate.

This Rider will terminate and the Death Benefit provision appearing in the certificate will become effective upon the earlier of:

(i) receipt of written notice at our Servicing Office that you elect to terminate this Rider;
(ii)   the Date of Maturity;
(iii)  the date the certificate is surrendered;
(iv)   the date the certificate is exchanged;
(v)    the date the certificate is terminated
(vi)   the date of the Annuitant's death.

Signed for the Company at Boston, Massachusetts.



STEPC-96

                        Variable Life Insurance Company

                                     RIDER
                       ONE YEAR STEPPED-UP DEATH BENEFIT

The Death Benefit provision of the certificate, Section 9, is replaced by the following:

If the Annuitant dies before the Date of Maturity, we will pay the Death Benefit to the Beneficiary. The Death Benefit will equal the greatest of: (i) the Accumulated Value adjusted by any Market Value Adjustment, as of the date of receipt of due proof of the Annuitant's death; (ii) the amount of the premiums paid less the amount of all partial withdrawals made, if any; and (iii) the Accumulated Value as of any Certificate anniversary preceding the date of receipt of due proof of the Annuitant's death and preceding the Certificate anniversary nearest the Annuitant's 81st birthday plus any premiums paid less any partial withdrawals made since such Certificate anniversary.

Notwithstanding any of the above, the following will apply upon the death of the Participant, if the Accumulated Value has not already been converted into Annuity Units:

(i) If the Beneficiary is the spouse of the Participant, the Beneficiary may continue the certificate in force as Participant.

(ii) If the Beneficiary is not the spouse of the Participant, or if the Beneficiary is the spouse of the Participant but does not choose to continue the certificate, we must pay, in accordance with the Internal Revenue Code, the Death Benefit (or the Surrender Value if the Participant is not the Annuitant) in full to the Beneficiary within five years of the Participant's death or apply the Accumulated Value in full towards the purchase of a life annuity for the Beneficiary with payments beginning within one year of the Participant's death.

The Rider is made a part of the certificate to which it is attached and is effective on the Date of Issue of the certificate. Consideration for the Rider is the application, a copy of which is attached to the certificate, and (b) payment of the applicable rider charge as shown on page 3 of the certificate.

The Rider will terminate and the Death Benefit provision appearing in the certificate will become effective upon the earlier of:

(i) receipt of written notice at our Servicing Office that the Participant elects to terminate the Rider;
(ii)   the Date of Maturity;
(iii)  the date the certificate is surrendered;
(iv)   the date the certificate is exchanged;
(v)    the date the certificate is terminated;
(vi)   the date of the Annuitant's death.

Signed for the Company at Boston, Massachusetts.



STEPG-96